EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Domark International, Inc. (the “Company”) dated May 7, 2015, of our report relating to the Company’s financial statements for the year ended May 31, 2014.

/s/ ZBS Group LLP

ZBS Group LLP

Plainview, New York

May 7, 2015